Exhibit 99.10(a)

[SUTHERLAND ASBILL & BRENNAN LLP]

FREDERICK R. BELLAMY

DIRECT LINE: 202.383.0126

E-mail: fred.bellamy@sutherland.com

April 19, 2013

VIA EDGAR

Board of Directors

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, Alabama 35223

Re:                             Protective Variable Annuity

Post-Effective Amendment No. 24

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 (File No. 33-70984) by Protective Life Insurance Company and Protective Variable Annuity Separate Account with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Frederick R. Bellamy
Frederick R. Bellamy